UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2023

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-08462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2023, the Compensation Committee of the Board of Directors (the “Committee”) of Graham Corporation (the “Company”) approved an amendment (the “Amendment”) to the restricted stock unit agreement (the “Award Agreement”) entered into by and between the Company and Danial J. Thoren, the Company’s President and Chief Executive Officer, effective as of May 23, 2022. The Award Agreement was entered in connection with the grant of an award of performance-vesting restricted stock units (“PSUs”) to Mr. Thoren under the 2020 Graham Corporation Equity Incentive Plan (the “Plan”) covering 24,420 shares of Company common stock, as previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2022. Pursuant to the Award Agreement, the number of shares of Company common stock issuable to Mr. Thoren under the PSUs is based on the level of performance achieved, with 50% payable at threshold, 100% payable at target and 200% payable at maximum (with linear interpolation applied to performance levels between such levels). Mr. Thoren was separately granted time-vesting restricted stock units covering 24,420 shares of Company common stock during 2022.

The Amendment will impose a limit of 35,580 shares of Company common stock issuable to Mr. Thoren upon vesting of the PSUs (the “PSU Limit”). The Plan currently imposes a limit on the number of shares of Company common stock for which awards may be granted to any participant during a calendar year of 60,000 shares. The Plan is currently silent as to whether the target or maximum number of shares underlying PSUs should be used when evaluating the application of the limit in Section 5(c)(i) of the Plan. The Committee implemented the PSU Limit to avoid the Company exceeding the limit contained in Section 5(c)(i) of the Plan.

At the annual meeting of stockholders, stockholders will consider a proposal to approve an amendment to the Plan that, among other items, specifies that for PSUs granted on or after the date of the annual meeting of stockholders, the target number of shares underlying PSUs will be used when applying the limitation in Section 5(c)(i) of the Plan. This will permit the Committee to set the maximum number of shares that may be payable under PSUs in its discretion, outside of the limitation contained in Section 5(c)(i) of the Plan.

The affects of the Amendment, as described herein, should be read in conjunction with the Company’s proxy statement on Form DEF 14A filed with the SEC on July 10, 2023 as it relates to the disclosure concerning Mr. Thoren’s equity grants and compensation for Fiscal 2023 and the amendment to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: July 25, 2023	By:	/s/ Christopher J. Thome
Christopher J. Thome
Vice President – Finance, Chief Financial Officer and Chief Accounting Officer